Exhibit 10.32

FIRST AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT
(SCOTT L. THOMPSON)
This is a First Amendment to Employment and Non-Competition Agreement (the “Amendment”), between Tempur Sealy International, Inc. (the “Company”), and Scott L. Thompson (“Mr. Thompson” or the “Employee”) (the “Parties”).
WHEREAS, the Parties are parties to an Employment and Non-Competition Agreement, dated as of September 4, 2015 (the “Employment Agreement”); and
WHEREAS, the Company wishes to extend the Initial Term under the Employment Agreement, and the Employee has agreed to such an extension, and the Parties also wish to update certain provisions in the Employment Agreement related to the Employee’s principal place of employment and also amend certain existing equity award agreements of the Employee.
NOW, THEREFORE, the Parties hereto agree as follows:
1.    Amendments to Employment Agreement.
A.    Section 1.1 (“Terms of Employment”) is hereby amended by replacing “December 31, 2018” in the fourth line with “December 31, 2021”.
B.    Section 2.8 (“Residence and Commuting”) is hereby deleted in its entirety and replaced with the following:
“Section 2.8 Work Location. The Company recognizes that its business operations are spread across the United States and a significant portion of its business is in international markets, that business travel has become an increasingly important part of the Employee’s responsibilities and that working in or near a major metropolitan area may increase the Employee’s productivity and effectiveness. Accordingly, the Company agrees that the Employee at his discretion can locate his principal place of employment in any metropolitan area in the U.S. where the Company has an office, including Lexington, Kentucky, Trinity, North Carolina or Dallas, Texas.”
2.    Amendment to Equity Awards. In order to amend certain of the Employee’s outstanding equity award agreements to (i) create an objective standard for when a “Retirement” occurs, (ii) retain the discretion of the Compensation Committee to determine whether any “Retirement” (as redefined) should be treated as an “Approved Retirement”, and (iii) provide the Compensation Committee additional discretion to determine whether on an Approved Retirement all or only part of the unvested equity awards (i.e., some amount other than the fixed amount as currently provided in the award agreements) shall vest, the Employee and the Company agree to execute and deliver the amendments to certain of the Employee’s outstanding equity award agreements in the forms of Exhibits A-1 to A-6 hereto. The Company also confirms that it intends to enter into similar amendments with other members of management holding equity awards with similar terms.
3.    No Other Amendments. Except as expressly set forth above, the Employment Agreement remains in full force and effect in accordance with its terms.
4.    Defined Terms. Capitalized terms used herein without definition have the meanings given them in the Employment Agreement.
5.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
IN WITNESS WHEREOF, the parties have executed this Amendment as of this 27th day of November, 2017.
The Company
TEMPUR SEALY INTERNATIONAL, INC.
By: /s/ Richard W. Neu
Title: Richard W. Neu, Director
Employee
/s/ Scott L. Thompson
Scott L. Thompson

Exhibit A-1 –	Form of First Amendment to Stock Option Agreement

Exhibit A-2 –	Form of First Amendment to RSU Award Agreement

Exhibit A-3 –	Form of Second Amendment to Matching PRSU Award Agreement

Exhibit A-4 –	Form of First Amendment to Matching PRSU Agreement

Exhibit A-5 –	Form of First Amendment to Matching PRSU Agreement

Exhibit A-6 –	Form of First Amendment to RSU Award Agreement